UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2022
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mark Arnold Resigns as Chief Executive Officer and Director
On November 22, 2022, MarketWise, Inc. (the “Company”) accepted Mark Arnold’s resignation from his positions as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company, and as a director of the Company, effective immediately. These actions were not related to any matter regarding the Company’s financial condition, results of operations, internal controls, disclosure controls and procedures, policies or practices. In connection with Mr. Arnold’s resignation, the Company and Mr. Arnold entered into a letter agreement (the “Separation Agreement”) pursuant to which Mr. Arnold is entitled to receive $8,510,225, less applicable withholdings, subject to his compliance with the terms of the Separation Agreement and his execution and non-revocation of a general release substantially in the form attached to the Separation Agreement. This description of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Appointment of Stephen Sjuggerud as Interim Chief Executive Officer
On November 22, 2022, the Board appointed Dr. Stephen Sjuggerud, currently a director of the Company, to serve as interim Chief Executive Officer, effective immediately. In connection with Dr. Sjuggerud’s appointment, the Company and Dr. Sjuggerud are currently negotiating the terms of his compensation as interim Chief Executive Officer.
Dr. Sjuggerud joined the Company in 2001 and is the editor of our True Wealth franchise of publications. He has served as a member of our Board of Directors since July 2021. Dr. Sjuggerud has published investment research continuously since 1996, and prior to that, was a stockbroker, a vice president of a global mutual fund, and worked for a New York hedge-fund with $900 million in assets under management. Dr. Sjuggerud earned a bachelor’s degree in Finance from the University of Florida and earned his MBA and PhD in finance.

Item 7.01. Regulation FD Disclosure.
On November 23, 2022, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated November 22, 2022, by and between MarketWise, Inc. and Mark Arnold.

99.1	MarketWise, Inc. press release, dated November 23, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: November 23, 2022	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary